Press Release

Contact:Lisa M. Vorakoun

Senior Vice President, Chief Accounting Officer

(386) 944-5641

lvorakoun@ctoreit.com

FOR IMMEDIATE RELEASE	CTO Realty Growth Reports First Quarter 2024 Operating Results

WINTER PARK, FL – May 2, 2024 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended March 31, 2024.

First Quarter and Recent Highlights

◾Reported Net Income per diluted share attributable to common stockholders of $0.20 for the quarter ended March 31, 2024.
◾Reported Core FFO per diluted share attributable to common stockholders of $0.48 for the quarter ended March 31, 2024.
◾Reported AFFO per diluted share attributable to common stockholders of $0.52 for the quarter ended March 31, 2024.
◾Invested $71.0 million into two retail property acquisitions, totaling 319,066 leasable square feet at a weighted-average going-in cash cap rate of 8.0%.
◾Sold one property for $20.0 million at an exit cap rate of 8.2%, generating a gain of $4.6 million.
◾Originated a short term $10.0 million first mortgage retail development loan in Florida, of which $6.7 million was funded during the three months ended March 31, 2024, at a fixed interest rate of 11.0%.
◾Reported an increase in Same-Property NOI of 6.0% as compared to the first quarter of 2023.
◾Signed 15 comparable leases during the quarter totaling 94,669 square feet at an average cash base rent of $26.09 per square foot, resulting in comparable rent per square foot growth of 68.2%.
◾Signed not open pipeline represents $4.2 million, or 5.4%, of annual cash base rent in place as of March 31, 2024.
◾Reported a 1.0% increase in leased occupancy of 94.3% as of March 31, 2024, as compared to 93.3% as of December 31, 2023.
◾Georgia, Texas, and Florida, represent our top three states, or 70.9% of annualized base rent, as of March 31, 2024.
◾Increased the midpoint of full year Core FFO per diluted share guidance by 2.5% and full year AFFO per diluted share guidance by 2.3%.
◾Utilized proceeds from our recent preferred offering and the early repayment of our seller-financing loan to repay all floating rate exposure on our credit facility to a current total debt balance of $483.8 million as of May 2, 2024.

CEO Comments

“We are pleased with our strong acquisition activity to start the year with $71.0 million in property acquisitions, including our $68.7 million Marketplace at Seminole Towne Center in Orlando, Florida. We also successfully sold a small mixed-use property in Santa Fe, New Mexico at a good profit,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Due to positive momentum in our leasing efforts and strong Same-Property NOI growth in the first quarter, we have increased our full-year Core FFO and AFFO guidance. This increased guidance is being assisted by over 200,000 square feet of new leases signed in the last six months.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended March 31, 2024:

(in thousands, except per share data)	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$5,842	$(5,993)	$11,835	197.5%
Net Income (Loss) Attributable to Common Stockholders	$4,655	$(7,188)	$11,843	164.8%
Net Income (Loss) per Diluted Share Attributable to Common Stockholders (1)	$0.20	$(0.32)	$0.52	162.5%

Core FFO Attributable to Common Stockholders (2)	$10,737	$8,867	$1,870	21.1%
Core FFO per Common Share – Diluted (2)	$0.48	$0.39	$0.09	23.1%

AFFO Attributable to Common Stockholders (2)	$11,648	$9,863	$1,785	18.1%
AFFO per Common Share – Diluted (2)	$0.52	$0.43	$0.09	20.9%

Dividends Declared and Paid, per Preferred Share	$0.40	$0.40	$0.00	0.00%
Dividends Declared and Paid, per Common Share	$0.38	$0.38	$0.00	0.00%
(1)

For the three months ended March 31, 2024, the denominator for this measure includes the impact of 3.5 million shares related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes, as the impact was dilutive for the period. For the three months ended March 31, 2023, the denominator for this measure excludes the impact of 3.2 million shares, as the impact would be anti-dilutive for the period.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Investments

During the three months ended March 31, 2024, the Company invested $71.0 million into two multi-tenant retail property acquisitions totaling 319,066 leasable square feet at a weighted average going-in cash cap rate of 8.0%.  The Company’s first quarter 2024 acquisitions included the following:

◾Purchased Marketplace at Seminole Towne Center, a 315,066 square foot multi-tenant retail power center in the Sanford submarket of Orlando, Florida for a purchase price of $68.7 million. The property is situated on 41 acres along I-4 just over 20 miles north of downtown Orlando, Florida and is anchored by Burlington, Marshalls, World Market, Petco, Ross Dress for Less, Old Navy, Ulta Beauty, and Five Below.

◾Purchased the final 4,000 square foot property within the 28,100 square foot retail portion of Phase II of The Exchange at Gwinnett in Buford, Georgia for a purchase price of $2.3 million.

During the three months ended March 31, 2024, the Company originated a $10.0 million first mortgage loan, secured by a retail development in the West Palm Beach, Florida market, of which $6.7 million was funded during the three months ended March 31, 2024,  at a fixed interest rate of 11.0%.

Dispositions

During the three months ended March 31, 2024, the Company sold its mixed-use property totaling approximately 136,000 square feet in downtown Santa Fe, New Mexico for $20.0 million at an exit cap rate of 8.2%, generating a gain of $4.6 million.

Subsequent to March 31, 2024, the Company received proceeds of $15.2 million as an early repayment of our Sabal Pavilion seller-financing loan.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of March 31, 2024:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	6	252	6.0 years
Multi-Tenant	14	3,643	5.2 years
Total / Weighted Average Lease Term	20	3,895	5.1 years

Square feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	15	2,467	62.1%
Office	1	210	4.7%
Mixed-Use	4	1,218	33.2%
Total / Weighted Average Lease Term	20	3,895	100%

Square feet in thousands.

Leased Occupancy	94.3%
Occupancy	92.6%

Same Property Net Operating Income

During the first quarter of 2024, the Company’s Same-Property NOI totaled $15.1 million, an increase of 6.0% over the comparable prior year period, as presented in the following table.

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023	Variance to Comparable Period in the Prior Year
Single Tenant	$1,148	$949	$199	21.0%
Multi-Tenant	13,966	13,305	661	5.0%
Total	$15,114	$14,254	$860	6.0%

$ in thousands.

Leasing Activity

During the quarter ended March 31, 2024, the Company signed 19 leases totaling 104,114 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 15 leases totaling 94,699 square feet at an average cash base rent of $26.09 per square foot compared to a previous average cash base rent of $15.51 per square foot, representing 68.2% comparable growth.

A summary of the Company’s overall leasing activity for the quarter ended March 31, 2024, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	70	12.4 years	$26.09	$4,842	$1,133
Renewals & Extensions	34	3.8 years	$29.26	15	40
Total / Weighted Average	104	9.4 years	$27.12	$4,857	$1,173

In thousands except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the three months ended March 31, 2024, the Company completed the sale of our remaining approximately 351,581 acres of subsurface oil, gas, and mineral rights for $5.0 million, resulting in a gain of $4.5 million. As part of the subsurface sale, the Company entered into a management agreement with the buyer to provide ongoing management services.

During the three months ended March 31, 2024, the Company sold approximately 7.5 mitigation credits for $1.0 million, resulting in a gain of $0.2 million.

Capital Markets and Balance Sheet

During the quarter ended March 31, 2024, the Company completed the following capital markets activities:

◾	Repurchased 40,726 shares of common stock for $0.7 million at an average price of $16.28 per share.
◾	Issued 125,857 common shares under its ATM offering program at a weighted average gross price of $17.05 per share, for total net proceeds of $2.1 million.

Subsequent to March 31, 2024, the Company completed a follow-on public offering of 1,718,417 shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock. The Company received net proceeds of $33.1 million, after deducting the underwriting discount and offering expenses payable by the Company.

The following table provides a summary of the Company’s long-term debt, at face value, as of March 31, 2024:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2025 Convertible Senior Notes	$51.0 million	3.875%	April 2025
2026 Term Loan (1)	65.0 million	SOFR + 10 bps + [1.25% – 2.20%]	March 2026
Mortgage Note (2)	17.8 million	4.06%	August 2026
Revolving Credit Facility (3)	209.5 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2027 Term Loan (4)	100.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2028 Term Loan (5)	100.0 million	SOFR + 10 bps + [1.20% – 2.15%]	January 2028
Total Debt / Weighted Average Interest Rate	$543.3 million	4.52%

(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)

The Company utilized interest rate swaps on $150.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.47% plus the 10 bps SOFR adjustment plus the applicable spread.

(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of March 31, 2024, the Company’s net debt to Pro Forma EBITDA was 7.6 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.7 times. As of March 31, 2024, the Company’s net debt to total enterprise value was 53.3%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Subsequent to March 31, 2024, with the proceeds from the preferred offering and the early repayment of the Sabal Pavilion loan, our outstanding balance on our Revolving Credit Facility is $150.0 million.

Dividends

On February 20, 2024, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the first quarter of 2024 of $0.38 per share and $0.40 per share, respectively, payable on March 28, 2024 to stockholders of record as of the close of business on March 14, 2024. The first quarter 2024 common stock cash dividend represents a payout ratio of 79.2% and 73.1% of the Company’s first quarter 2024 Core FFO per diluted share and AFFO per diluted share, respectively.

2024 Outlook

The Company has increased its Core FFO and AFFO outlook for 2024 and has revised certain assumptions to take into account the Company’s first quarter performance and revised expectations regarding the Company’s disposition activities. The Company’s outlook for 2024 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

The Company’s increased outlook for 2024 is as follows:

	2024 Guidance Range
	Low		High
Core FFO Per Diluted Share	$1.60	to	$1.68
AFFO Per Diluted Share	$1.74	to	$1.82

The Company’s 2024 guidance includes but is not limited to the following assumptions:

◾	Same-Property NOI growth of 2% to 4%, including the known impact of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy, and/or tenant lease defaults, and before any impact from potential 2024 income property acquisitions and/or dispositions.
◾	General and administrative expenses within a range of $15.2 million to $16.2 million.
◾	Weighted average diluted shares outstanding of 22.5 million shares.
◾	Year-end 2024 leased occupancy projected to be within a range of 95% to 96% before any impact from potential 2024 income property acquisitions and/or dispositions.

◾	Investment, including structured investments, between $100 million and $150 million at a weighted average initial cash yield between 7.75% and 8.25%.
◾	Disposition of assets between $50 million and $75 million at a weighted average exit cash yield between 7.50% and 8.25%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2024, on Friday, May 3, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/ag748f8u

Dial-In:   https://register.vevent.com/register/BIad19b5289aae4cb8b9fdd1c46a0d84c9

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2024	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$234,681	$222,232
Building and Improvements, at Cost	599,901	559,389
Other Furnishings and Equipment, at Cost	865	857
Construction in Process, at Cost	3,320	3,997
Total Real Estate, at Cost	838,767	786,475
Less, Accumulated Depreciation	(56,810)	(52,012)
Real Estate—Net	781,957	734,463
Land and Development Costs	358	731
Intangible Lease Assets—Net	101,039	97,109
Investment in Alpine Income Property Trust, Inc.	35,643	39,445
Mitigation Credits	536	1,044
Commercial Loans and Investments	66,552	61,849
Cash and Cash Equivalents	6,760	10,214
Restricted Cash	8,057	7,605
Refundable Income Taxes	27	246
Deferred Income Taxes—Net	2,190	2,009
Other Assets	37,964	34,953
Total Assets	$1,041,083	$989,668
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$2,638	$2,758
Accrued and Other Liabilities	14,541	18,373
Deferred Revenue	5,290	5,200
Intangible Lease Liabilities—Net	14,353	10,441
Long-Term Debt	542,020	495,370
Total Liabilities	578,842	532,142
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,978,808 shares issued and outstanding at March 31, 2024 and December 31, 2023	30	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,909,058 shares issued and outstanding at March 31, 2024; and 22,643,034 shares issued and outstanding at December 31, 2023	229	226
Additional Paid-In Capital	169,924	168,435
Retained Earnings	277,654	281,944
Accumulated Other Comprehensive Income	14,404	6,891
Total Stockholders’ Equity	462,241	457,526
Total Liabilities and Stockholders’ Equity	$1,041,083	$989,668

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues
Income Properties	$24,623	$22,432
Management Fee Income	1,105	1,098
Interest Income from Commercial Loans and Investments	1,351	795
Real Estate Operations	1,048	392
Total Revenues	28,127	24,717
Direct Cost of Revenues
Income Properties	(6,753)	(7,153)
Real Estate Operations	(819)	(85)
Total Direct Cost of Revenues	(7,572)	(7,238)
General and Administrative Expenses	(4,216)	(3,727)
Provision for Impairment	(48)	(479)
Depreciation and Amortization	(10,931)	(10,316)
Total Operating Expenses	(22,767)	(21,760)
Gain on Disposition of Assets	9,163	—
Other Gain	9,163	—
Total Operating Income	14,523	2,957
Investment and Other Loss	(3,259)	(4,291)
Interest Expense	(5,529)	(4,632)
Income (Loss) Before Income Tax Benefit (Expense)	5,735	(5,966)
Income Tax Benefit (Expense)	107	(27)
Net Income (Loss) Attributable to the Company	$5,842	$(5,993)
Distributions to Preferred Stockholders	(1,187)	(1,195)
Net Income (Loss) Attributable to Common Stockholders	$4,655	$(7,188)

Per Share Information:
Basic Net Income (Loss) Attributable to Common Stockholders	$0.21	$(0.32)
Diluted Net Income (Loss) Attributable to Common Stockholders	$0.20	$(0.32)

Weighted Average Number of Common Shares:
Basic	22,551,241	22,704,829
Diluted	26,057,652	22,704,829

Dividends Declared and Paid – Preferred Stock	$0.40	$0.40
Dividends Declared and Paid – Common Stock	$0.38	$0.38

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net Income (Loss) Attributable to the Company	$5,842	$(5,993)
Gain on Disposition of Assets	(9,163)	—
Provision for Impairment	48	479
Depreciation and Amortization of Real Estate	10,931	10,316
Amortization of Intangibles to Lease Income	(474)	(679)
Straight-Line Rent Adjustment	693	251
COVID-19 Rent Repayments	—	(26)
Accretion of Tenant Contribution	13	38
Interest Expense	5,529	4,632
General and Administrative Expenses	4,216	3,727
Investment and Other (Income) Loss	3,259	4,291
Income Tax (Benefit) Expense	(107)	27
Real Estate Operations Revenues	(1,048)	(392)
Real Estate Operations Direct Cost of Revenues	819	85
Management Fee Income	(1,105)	(1,098)
Interest Income from Commercial Loans and Investments	(1,351)	(795)
Other Non-Recurring Items(1)	(250)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(2,738)	(609)
Same-Property NOI	$15,114	$14,254

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net Income (Loss) Attributable to the Company	$5,842	$(5,993)
Add Back: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1)	534	—
Net Income (Loss) Attributable to the Company, If-Converted	$6,376	$(5,993)
Depreciation and Amortization of Real Estate	10,915	10,302
Gains on Disposition of Assets	(9,163)	—
Gains on Disposition of Other Assets	(231)	(323)
Provision for Impairment	48	479
Unrealized and Realized (Gain) Loss on Investment Securities	4,039	4,918
Funds from Operations	$11,984	$9,383
Distributions to Preferred Stockholders	(1,187)	(1,195)
Funds from Operations Attributable to Common Stockholders	$10,797	$8,188
Amortization of Intangibles to Lease Income	474	679
Less: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1)	(534)	—
Core Funds from Operations Attributable to Common Stockholders	$10,737	$8,867
Adjustments:
Straight-Line Rent Adjustment	(693)	(251)
COVID-19 Rent Repayments	—	26
Other Depreciation and Amortization	(4)	(59)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	221	208
Non-Cash Compensation	1,387	1,072
Adjusted Funds from Operations Attributable to Common Stockholders	$11,648	$9,863

FFO Attributable to Common Stockholders per Common Share – Diluted	$0.41	$0.36
Core FFO Attributable to Common Stockholders per Common Share – Diluted (2)	$0.48	$0.39
AFFO Attributable to Common Stockholders per Common Share – Diluted (2)	$0.52	$0.43

(1)	For the three months ended March 31, 2024, interest related to the 2025 Convertible Senior Notes was added back to net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders was dilutive. For the three months ended March 31, 2023, interest related to the 2025 Convertible Senior Notes was not added back, as the impact to net loss attributable to common stockholders was anti-dilutive.
(2)	These amounts are calculated utilizing the number of shares identified in the sub-table below as “Non-GAAP Weighted Average Shares Outstanding, Diluted” which share number reflects, if applicable, the elimination of the dilutive impact of the 2025 Convertible Senior Notes.

Reconciliation of Weighted Average Common Shares Outstanding, Diluted

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Weighted Average Shares Outstanding, Basic	22,551,241	22,704,829
Common Shares Applicable to Restricted Stock Using the Treasury Stock Method	554	—
Common Shares Applicable to Dilutive Effect of 2025 Convertible Senior Notes	3,505,857	—
Weighted Average Shares Outstanding, Diluted	26,057,652	22,704,829
Non-GAAP Adjustment for the Dilutive Effect of 2025 Convertible Senior Notes	(3,505,857)	—
Non-GAAP Weighted Average Shares Outstanding, Diluted	22,551,795	22,704,829

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended March 31, 2024
Net Income Attributable to the Company	$5,842
Depreciation and Amortization of Real Estate	10,915
Gain on Disposition of Assets	(9,163)
Gains on the Disposition of Other Assets	(231)
Provision for Impairment	48
Unrealized and Realized Loss on Investment Securities	4,039
Distributions to Preferred Stockholders	(1,187)
Straight-Line Rent Adjustment	(693)
Amortization of Intangibles to Lease Income	474
Other Depreciation and Amortization	(4)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	221
Non-Cash Compensation	1,387
Other Non-Recurring Items(1)	(250)
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	5,308
EBITDA	$16,706

Annualized EBITDA	$66,824
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	2,811
Pro Forma EBITDA	$69,635

Total Long-Term Debt	$542,020
Financing Costs, Net of Accumulated Amortization	1,149
Unamortized Convertible Debt Discount	165
Cash & Cash Equivalents	(6,760)
Restricted Cash	(8,057)
Net Debt	$528,517

Net Debt to Pro Forma EBITDA	7.6x

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.
(2)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2024.